AFLAC Incorporated 1st Quarter 2004 Form 10-Q

EXHIBIT 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of AFLAC Incorporated (the "Company") for the quarterly period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Daniel P. Amos, as Chief Executive Officer of the Company, and Kriss Cloninger, III, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel P. Amos

Name:	Daniel P. Amos
Title:	Chief Executive Officer
Date:	May 6, 2004

/s/ Kriss Cloninger III

Name:	Kriss Cloninger, III
Title:	Chief Financial Officer
Date:	May 6, 2004

EXH 32-1